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                                                                  EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Clear Channel Communications, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Hispanic Broadcasting Corporation (formerly Heftel Broadcasting Corporation) and subsidiaries as of and for the years ended December 31, 1998 and 1997, which report is included in the Annual Report on Form 10-K of Clear Channel Communications, Inc. for the year ended December 31, 1998.



/s/ KPMG LLP
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KPMG LLP
Dallas, Texas
February 17, 2000